Exhibit 10.6

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

GLOBAL PARI-MUTUEL SERVICES, INC.

Unsecured Promissory Note Due January 31, 2011

Dated: December 7, 2010	$500,000

For value received, GLOBAL PARI-MUTUEL SERVICES, INC., a Nevada corporation (the “Maker”), hereby promises to pay to BERMASE LLC, a Delaware limited liability company (together with its successors and representatives, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of Five Hundred Thousand Dollars ($500,000), together with interest (computed on the basis of a 365-day year for the actual number of days elapsed) on the unpaid balance of such principal sum from time to time outstanding at the “short term applicable federal rate” within the meaning of Section 1274 of the Internal Revenue Code of 1986, as amended.

The principal sum loaned to the Maker under this Note is intended for general corporate and working capital purposes.

All principal and interest under this Note shall be due and payable by the Holder under this Note on January 31, 2011.  All payments of principal, interest and other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall be made to the Holder in U.S. dollars, by wire transfer, certified check or other “immediately available” funds. The Maker shall make such payments of principal and interest to the Holder at the last known address of the Holder appearing on the books of the Maker or at such other place as the Holder shall have notified the Maker in writing.

1.           Requirements for Transfer.  This Note may only be assigned, sold, pledged, transferred or otherwise disposed of to an affiliate of the Holder and shall not be assigned, sold, pledged, transferred or otherwise disposed of except in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws.

2.           Prepayment.  All or any portion of the principal amount evidenced by this Note, together with all accrued and unpaid interest thereon, may be prepaid at any time without premium or penalty.

3.           Default.  This Note and all amounts due hereunder shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (individually, an “Event of Default” and collectively, “Events of Default”):

(a)           default in the payment when due of any principal or interest under this Note;

(b)           the liquidation, termination of existence, dissolution of, or the appointment of a receiver or custodian for, the Maker or any part of its property;

(c)           the institution against the Maker of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days of filing;

(d)           the institution by the Maker of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Maker of a composition or an assignment or trust mortgage for the benefit of creditors;

(e)           the Maker admits its inability to pay any Debt (as defined below) of the Maker as the same becomes due or consents to the appointment of a custodian of it or for all or substantially all of its property; or

(f)           the Maker shall fail to make any payment in respect of debt, individually or in the aggregate, in excess of $50,000 (“Debt”) of the Maker when due or within any applicable grace period (other than Debt that the Maker is disputing in good faith, based on advice of its legal counsel that there is a bona fide dispute, and for which the Maker has fully reserved if such dispute is not determined in the Maker’s favor) or any event or condition shall occur which results in the acceleration of the maturity of any Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any person acting on such holder’s behalf to accelerate the maturity thereof.

Upon the occurrence of an Event of Default, the Holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the State of New York or afforded by other applicable law.

4.           General.

(a)           Successors and Assigns.  This Note, and the obligations and rights of the Maker hereunder, shall be binding upon and inure to the benefit of the Maker, the Holder and their respective heirs, successors and assigns.

(b)           Attorneys’ Fees and Costs.  If any legal action, arbitration or other proceeding is brought to collect or enforce this Note, the Holder will be entitled to recover reasonable attorneys’ fees and expenses and all other costs incurred in such action, arbitration or proceeding from the other party, in addition to any other relief, if the Holder is the prevailing party.

(c)           Changes.  Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), only upon written consent of the Maker and the Holder.

(d)           Governing Law.  This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

(e)           Presentment.  The Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and assents to extensions of the time of payment, or forbearance or other indulgence without notice.

(f)           Notices.  All notices (including other communications required or permitted) under this Note must be in writing and must be delivered (a) in person, (b) by registered or certified mail, postage prepaid, return receipt requested or (c) by a generally recognized courier or messenger service that provides written acknowledgement of receipt by the addressee.  Notices are deemed delivered when actually delivered to the address for notices.  Notices to the Holder must be given to its last known address appearing on the books of the Maker and notices to the Maker must be given at its principal executive office.  Any party may furnish, from time to time, other addresses for notices to it.

(g)           Severability.  The provisions of this Note are severable.  The invalidity, in whole or in part, of any provision of this Note shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.

(h)           Delays or Omissions.  No delay or failure by any party to insist on the strict performance of any provision of this Note, or to exercise any power, right or remedy, will be deemed a waiver or impairment of such performance, power, right or remedy or of any other provision of this Note nor shall it be construed to be a waiver of any breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring.

(i)           Consent to Jurisdiction.  Each of the Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party, in the case of notices to the Holder, at its last known address appearing on the books of the Maker, and, in the case of notices to the Maker, at its principal executive office, and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 4(i) shall affect or limit any right to serve process in any other manner permitted by law.  Each of the Maker and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

(j)           WAIVER OF JURY TRIAL.  THE MAKER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(k)           Headings.  The captions used in this Note are for convenience of reference only and shall not be construed to affect any of the terms hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

GLOBAL PARI-MUTUEL SERVICES, INC.

By:	/s/ James A. Egide
	Name:	James A. Egide
	Title:	Chief Executive Officer